UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
July 16, 2019
CompX International Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-13905	57-0981653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2620
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
(972) 448-1400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock ($.01 par value per share)	CIX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01 Changes in Control of Registrant.

Effective July 16, 2019, and upon entry of an agreed final judgment by the probate court of Dallas County in the state of Texas, Lisa K. Simmons and Serena Simmons Connelly appointed Kalita Blessing and Terri Lacy as successor co-trustees of the Harold C. Simmons Family Trust No. 2 (the “Family Trust”), which was established for the benefit of Ms. Simmons and Ms. Connelly and their children and for which Ms. Simmons and Ms. Connelly previously served as co-trustees.   Ms. Simmons and Ms. Connelly retain the ability to appoint qualifying successor trustees of the Family Trust if either or both Ms. Blessing and Ms. Lacy resign or otherwise do not serve as trustee.

As of July 16, 2019, NL Industries, Inc. (“NL”) owns approximately 86% of the registrant’s outstanding common stock, Valhi owns approximately 83% of NL’s outstanding common stock, and a wholly-owned subsidiary of Contran Corporation (“Contran”) owns approximately 92% of Valhi’s outstanding common stock.  A majority of Contran’s outstanding voting stock is held directly by Ms. Simmons and Ms. Connelly and various family trusts established for the benefit of Ms. Simmons and Ms. Connelly and their children and for which Ms. Simmons or Ms. Connelly, as applicable, serves as trustee.  The remainder of Contran’s outstanding voting stock is held by the Family Trust.

Ms. Simmons and Ms. Connelly and the trustees of the Family Trust may be deemed to control Contran, Valhi, NL and the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompX International Inc.
(Registrant)

By: /s/ Jane Grimm
Date: July 22, 2019	Jane Grimm, Vice President and Secretary